UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

ABGENIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

About the Proposed Transaction

Abgenix, Inc. (“Abgenix”) intends to file a proxy statement and other relevant documents related to the proposed merger with the Securities and Exchange Commission (“SEC”).  ABGENIX STOCKHOLDERS ARE URGED TO READ ABGENIX’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and Abgenix stockholders and investors may obtain free copies of the documents filed with the SEC by Abgenix (when they are available) from its corporate website at www.abgenix.com or by directing a request by mail or telephone to Abgenix, Inc., 6701 Kaiser Drive, Fremont, California 94555, Attention: Investor Relations, Telephone: 510-608-6500.

Abgenix, its directors and executive officers and other persons may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Abgenix in connection with the proposed merger.  Information regarding the interests of such “participants” will be set forth in Abgenix’s proxy statement regarding the proposed merger when it becomes available.  Information regarding certain of these persons and their beneficial ownership of common stock of Abgenix as of April 8, 2005 is also set forth in the proxy statement for Abgenix’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2005.

Abgenix

DELIVERING ON THE PROMISE OF ANTIBODIES

AMGEN®

All-Employee Meeting

December 14, 2005

Abgenix

Bill Ringo

President & CEO

Amgen

Fabrizio Bonanni

Senior Vice President, Operations

Chip Bell

Vice President, HR

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[LOGO]	[LOGO]

DELIVERING ON THE
PROMISE OF ANTIBODIES

All-Employee Meeting

December 14, 2005

Abgenix	Amgen
Bill Ringo	Fabrizio Bonanni
President & CEO	Senior Vice President, Operations

Chip Bell
Vice President, HR

Amgen to Acquire Abgenix for $22.50 per share

•                  Outstanding value for our shareholders

•                  Maximizes the potential patient benefit of panitumumab

•                  Expanded resources for pipeline development and early stage product candidates

•                  Validates the fundamental value of XenoMouse

•                  Abgenix becomes part of the largest biotechnology company in the world

CONFIDENTIAL	[LOGO]

Significant Shareholder Premium — Value for All Components of Abgenix

	Share Price:	$22.50

Yesterday’s Close	$14.19	+59%

Recent biotech transactions:		+38%
(2001-2005, n=35 deals)

CONFIDENTIAL	[LOGO]

What We Know Today

•                  Likelihood of 1Q06 close

•                  Fremont to become one of Amgen’s manufacturing sites

•                  Possible opportunities at Amgen for non-operations personnel

•                  Some G&A roles will be maintained to support Fremont operations

•                  Future role for Burnaby to be evaluated

•                  Employment offers may be made to some people interested in moving to other Amgen locations (e.g., SSF, TO)

•                  Executive team roles will not transfer to Amgen

CONFIDENTIAL	[LOGO]

High Level Timeline to Closing*

Signing:	December 14th

Proxy Mailing:	Early-February

Shareholders’ Meeting:	March

Closing:	Target End of March

* All dates are estimates and subject to change

CONFIDENTIAL	[LOGO]

Continue to Focus on Key Objectives

•                  You should be proud of Abgenix’s accomplishments and success – all of you play a vital role at Abgenix

•                  Normal annual performance and salary review

•                  We will roll out ’06 goals shortly

•                  Key objectives are unchanged – we need you to stay focused and execute

CONFIDENTIAL	[LOGO]

Careful Consideration to All Employees

•                  Each employee

•                  To be treated fairly and with respect

•                  To have access to useful information

•                  To receive a reward or transition package

CONFIDENTIAL	[LOGO]

Follow-Up Meeting Schedule

•                  Therapeutic Products and G&A

•                  Please remain in Sequoia/Big Trees – your meeting will begin immediately after this meeting

•                  Operations

•                  Thursday, Dec 15, 8:30 am

•                  Check email for details

•                  Burnaby

•                  Videoconference Thursday 12:00 pm

CONFIDENTIAL	[LOGO]

[LOGO]

DELIVERING ON THE
PROMISE OF ANTIBODIES

About the Proposed Transaction

Abgenix, Inc. (“Abgenix”) intends to file a proxy statement and other relevant documents related to the proposed merger with the Securities and Exchange Commission (“SEC”).  ABGENIX STOCKHOLDERS ARE URGED TO READ ABGENIX’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and Abgenix stockholders and investors may obtain free copies of the documents filed with the SEC by Abgenix (when they are available) from its corporate website at www.abgenix.com or by directing a request by mail or telephone to Abgenix, Inc., 6701 Kaiser Drive, Fremont, California 94555, Attention: Investor Relations, Telephone: 510-608-6500.

Abgenix, its directors and executive officers and other persons may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Abgenix in connection with the proposed merger.  Information regarding the interests of such “participants” will be set forth in Abgenix’s proxy statement regarding the proposed merger when it becomes available.  Information regarding certain of these persons and their beneficial ownership of common stock of Abgenix as of April 8, 2005 is also set forth in the proxy statement for Abgenix’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2005.

Memorandum

To:          All U.S. Abgenix Employees

From:     Chip Bell, Ted Bagley and Cindy Morrison, Amgen Human Resources

Date:      December 14, 2005

Re:  Amgen/Abgenix Merger – Initial Human Resources Information

Many of you have just returned from this afternoon’s all-staff meeting, during which Bill Ringo and Fabrizio Bonanni gave you a sense of the vision they share for the future arising from the proposed merger of Amgen and Abgenix.  At that meeting, we said you would hear more on three important issues:

•      If I remain an employee beyond the closing date of the merger, how will my benefits at Amgen compare to what I currently have at Abgenix?

•      What will happen to the Abgenix Fremont site and what functions will continue to be represented there?

•      What happens if I lose my job as a result of the merger?

If I remain an employee beyond the closing date of the merger, how will my benefits at Amgen compare to what I currently have at Abgenix?

Amgen offers an attractive Total Rewards package to all employees. As an Amgen employee, you’ll be eligible for the following benefits:

•      Amgen offers all employees the opportunity to participate in a performance-based bonus plan.  If you remain employed in good standing with Amgen through December 31, 2006, you receive, in connection with the merger, a guaranteed minimum bonus payment of 15% of your annual base salary, subject to the terms and conditions of Amgen’ bonus plan. In addition, higher awards are also possible based on Amgen’ corporate performance and your individual performance.

•      Amgen also grants long-term incentives widely throughout the organization.  After the merger date, Amgen will grant 2006 long-term incentives, in the form of stock options, restricted stock units, or a combination of the two, under its program to Abgenix employees who are asked to remain at Amgen for the long term.

•      Amgen has a competitive benefits package, which includes the Amgen Retirement and Savings Plan. Plan participants receive a company contribution of 5 percent of his or her eligible compensation, regardless of whether or not he or she contributes to the plan, and an additional company match equal to 100 percent of the first 5% of eligible compensation that the participant elects to contribute.  We anticipate transferring Abgenix employees into the Amgen benefits plan on or before January 1, 2007. Until such time, your current Abgenix benefits will remain in effect.

What will happen to the Abgenix Fremont site and what functions will be represented here?

We anticipate that the Fremont site will be dedicated to manufacturing activities.

The roles of the majority of the therapeutic product team employees and employees in Burnaby, Canada are still being assessed at this time.

The existing administrative support functions reflect the needs of a stand-alone, biotechnology company.  We anticipate that the size of these functions will be adjusted to reflect staffing levels appropriate for a site within the Amgen network of operations.

Due to Amgen’ growth, there are job openings at every Amgen site, including our South San Francisco site.  We will establish a process to assess the skills and qualifications of Abgenix staff members at the Fremont site, and make appropriate opportunities known to you beginning in the first quarter of next year, contingent upon the closing of the merger.

What happens if I lose my job?

Amgen is very aware that there will be a period of uncertainty for a number of employees, and that some people will not be retained long-term following the closing of the merger. In order to ease the transition for those who are not retained, a severance plan will be adopted for eligible U.S. non-manufacturing Abgenix staff members, subject to certain terms and conditions. The severance plan will provide the following to eligible employees:

•      A minimum of three months of continued employment post-merger or base pay in lieu

•      Lump sum severance payment equal to 9 months of base salary.

•      A cash payment to offset the loss of stock options that are unvested as of a person’s termination date.

•      9 months of company-paid COBRA medical coverage, and

•      Career transition assistance

The above severance benefits will be contingent upon certain terms and conditions, including the employee signing a full release and waiver at the time of his or her termination.

Manufacturing staff members are not eligible for benefits under the above severance plan, as no merger related reductions in the manufacturing function are being contemplated at this time. If merger-related staff reductions in manufacturing do occur, Amgen will provide severance benefits similar to those outlined above.

Amgen believes that the program outlined above provides for respectful treatment of everyone who played a part in helping build Abgenix’s success.

Functional Information Sessions

There is much more for you to learn and understand over the coming months.  To begin this process, and to provide you with an opportunity to ask questions about both transitional and long-term issues, we have scheduled a series of meetings following the all-staff meeting this afternoon and on Thursday.

Today:
4:00 p.m. – 5:30 p.m.	Therapeutic Products and G&A

Thursday:
8:30 a.m. – 9:30 a.m.	Operations: Production Services, Process Sciences and Quality
9:45 a.m. – 11:00 a.m.	Production Services only
11:15 a.m. – 12:15 p.m.	Quality only
1:00 p.m. – 2:00 p.m.	Process Sciences only
2:15 p.m. – 3:15 p.m.	Therapeutic Products
3:15 p.m. – 4:15 p.m.	G&A

In addition, representatives from Amgen Human Resources will be available today and tomorrow to answer your questions in the Cypress Room.

We look forward to answering your questions and talking with you in greater detail at these sessions.

Participants in Solicitation

Amgen Inc. (“Amgen”) and Abgenix, Inc. (“Abgenix”) and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Abgenix stockholders in connection with the merger.  Information about the directors and executive officers of Amgen and their ownership of Amgen’s stock is set forth in the proxy statement for Amgen’s 2005 Annual Meeting of Stockholders.  Information about the directors and executive officers of Abgenix and their ownership of Abgenix’s stock is set forth in the proxy statement for Abgenix’s 2005 Annual Meeting of Stockholders.

Additional Information About the Acquisition and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Abgenix by Amgen.  In connection with the proposed acquisition, Amgen and Abgenix intend to file relevant materials with the SEC, including Abgenix’s proxy statement.  STOCKHOLDERS OF ABGENIX ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ABGENIX’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Abgenix stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Abgenix.  Such documents are not currently available.

CONFIDENTIAL
FOR INTERNAL USE ONLY

AMGEN/ABGENIX Q&A

ABGENIX EMPLOYEE QUESTIONS & ANSWERS

Q1:  How should we conduct ourselves in the period between today and the closing of the merger?

We expect the period between today and the closing date of the merger to be three to four months in duration.  Until the acquisition closes, it is important that you carry on with business as usual.  For example:

•      Work on manufacturing and product development should continue.

•      Searches to fill open positions in operations should be continued.

If you are uncertain about how to proceed with any specific responsibility, ask your supervisor.

Q2: What will happen to the Abgenix Fremont site and what functions will continue to be represented there?

We anticipate that the Fremont site will be dedicated to manufacturing activities.  All other activities at the Fremont site are still being assessed. The existing administrative support functions reflect the needs of a stand alone, biotechnology company. We anticipate that the size of these functions will be adjusted to reflect staffing levels appropriate for a site within the Amgen network of operations.

Q3:  What will happen to employees who are not retained?

Employees who are not retained will be treated with respect.  Amgen is a growing company with opportunities in a variety of locations.  Following the closing date of the merger, employees who will not be retained may be considered for open positions at other Amgen locations.

Active, regular, U.S., non-manufacturing employees who are not retained will be eligible to participate in a severance plan that will be established by Amgen.  Currently, Amgen does not intend to eliminate any U.S. manufacturing positions. If, in the future, Amgen determines a need to eliminate manufacturing positions at the Fremont site, it is Amgen’ intent to provide similar severance benefits to such employees.  For Abgenix employees in Burnaby whose positions are eliminated, Amgen intends to provide severance benefits that are, in the aggregate, substantially similar to the benefits provided to the US employees.

Q4:  What will happen to personnel currently based in Burnaby, BC?

The future of the Burnaby operation following the completion of the acquisition has yet to be determined.  We now are commencing a process to evaluate activities at Burnaby and expect to communicate with employees as soon as possible.

1

Q5:  When will I be notified about my specific circumstances?

We will begin a series of meetings with employees to discuss the outlook for their positions between today and the day of close.

Q6:  Will the Abgenix name be retained?

Abgenix will become part of Amgen and, as such, will be referred to publicly as Amgen.  Internally, we will likely create a name that reflects the location in much the same way we refer to our South San Francisco and Seattle sites as Amgen San Francisco and Amgen Washington respectively.

Q7:  What conditions need to be met for this transaction to be completed?

The Boards of Directors of both companies have approved the merger.  The shareholders of Abgenix will need to approve the merger as well.

Q8:  How will the site be operated and managed going forward?

Abgenix will be treated as a manufacturing site and will be governed like our other manufacturing sites are governed.

Q9:  How will Abgenix employees be titled under the Amgen system?

Titling of Abgenix employees will reflect, in large measure, the system of titling historically utilized by Abgenix until further notice. Amgen expects to adopt a global career framework in the fall of 2006 that aims to align titles to the competitive market standards, including those of Abgenix staff.

Q10: When will Abgenix employees be transferred onto Amgen e-mail and voicemail systems?

There are a number of major new systems initiatives at Amgen that are scheduled to launch in the fall of 2006 and the timing of integrating Abgenix employees onto systems is still being assessed.

Participants in Solicitation

Amgen Inc. (“Amgen”) and Abgenix, Inc. (“Abgenix”) and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Abgenix stockholders in connection with the merger.  Information about the directors and executive officers of Amgen and their ownership of Amgen’s stock is set forth in the proxy statement for Amgen’s 2005 Annual Meeting of Stockholders.  Information about the directors and executive officers of Abgenix and their ownership of Abgenix’s stock is set forth in the proxy statement for Abgenix’s 2005 Annual Meeting of Stockholders.

Additional Information About the Acquisition and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Abgenix by Amgen.  In connection with the proposed acquisition, Amgen and Abgenix intend to file relevant materials with the SEC, including Abgenix’s proxy statement.  STOCKHOLDERS OF ABGENIX ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ABGENIX’S PROXY

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STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Abgenix stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Abgenix.  Such documents are not currently available.

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E-mail from Bill Ringo to Abgenix U.S. Employees to be sent after 3:00 p.m. meeting

I’d like to thank you for attending today’s meeting describing Abgenix’s agreement to be acquired by Amgen. We realize that we conveyed a large amount of information, so to assist in your understanding of this transaction, we are providing you with the attached answers to some questions you might be considering.

We know that there are other questions of concern to you, and we will make every effort to address these promptly in other forums.  To begin the process, we have scheduled a series of information meetings today and Thursday at the times listed below. I will be meeting with employees in Burnaby via videoconference Thursday afternoon. Meetings in Fremont will take place in the Sequoia Big Trees conference room at the following times:

Today:
4:00 p.m. – 5:30 p.m.	Therapeutic Products and G&A
Thursday:
8:30 a.m. – 9:30 a.m.	Operations: Production Services, Process Sciences and Quality
9:45 a.m. – 11:00 a.m.	Production Services
11:15 a.m. – 12:15 p.m.	Quality
1:00 p.m. – 2:00 p.m.	Process Sciences
2:15 p.m. – 3:15 p.m.	Therapeutic Products
3:15 p.m. – 4:15 p.m.	G&A

In addition, attached is a memo from Amgen’ Human Resources department covering many of the HR issues that we addressed at today’s meeting.  Representatives from Amgen Human Resources will be available today and tomorrow to answer your questions.

[Attachments: HR Email; Top 10 Q&A]

About the Proposed Transaction

Abgenix, Inc. (“Abgenix”) intends to file a proxy statement and other relevant documents related to the proposed merger with the Securities and Exchange Commission (“SEC”).  ABGENIX STOCKHOLDERS ARE URGED TO READ ABGENIX’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and Abgenix stockholders and investors may obtain free copies of the documents filed with the SEC by Abgenix (when they are available) from its corporate website at www.abgenix.com or by directing a request by mail or telephone to Abgenix, Inc., 6701 Kaiser Drive, Fremont, California 94555, Attention: Investor Relations, Telephone: 510-608-6500.

Abgenix, its directors and executive officers and other persons may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Abgenix in connection with the proposed merger.  Information regarding the interests of such “participants” will be set forth in Abgenix’s proxy statement regarding the proposed merger when it becomes available.  Information regarding certain of these persons and their beneficial ownership of common stock of Abgenix as of April 8, 2005 is also set forth in the proxy statement for Abgenix’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2005.

Email from Bill Ringo to Abgenix Burnaby Employees to be sent after 3:00 p.m. meeting

I’d like to thank you for joining today’s teleconference describing Abgenix’s agreement to be acquired by Amgen. We realize that we conveyed a large amount of information, so to assist in your understanding of this transaction, we are providing you with the attached answers to some questions you might be considering.  We know that there are other questions of concern to you, and we will make every effort to address these promptly in other forums, including a videoconference I plan to have with you on Thursday at noon.

[Attachment: Top 10 Q&A]

About the Proposed Transaction

Abgenix, Inc. (“Abgenix”) intends to file a proxy statement and other relevant documents related to the proposed merger with the Securities and Exchange Commission (“SEC”).  ABGENIX STOCKHOLDERS ARE URGED TO READ ABGENIX’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and Abgenix stockholders and investors may obtain free copies of the documents filed with the SEC by Abgenix (when they are available) from its corporate website at www.abgenix.com or by directing a request by mail or telephone to Abgenix, Inc., 6701 Kaiser Drive, Fremont, California 94555, Attention: Investor Relations, Telephone: 510-608-6500.

Abgenix, its directors and executive officers and other persons may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Abgenix in connection with the proposed merger.  Information regarding the interests of such “participants” will be set forth in Abgenix’s proxy statement regarding the proposed merger when it becomes available.  Information regarding certain of these persons and their beneficial ownership of common stock of Abgenix as of April 8, 2005 is also set forth in the proxy statement for Abgenix’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2005.